US Ecology, Inc. to Purchase Waste Treatment and Storage Facility

Acquisition to Increase Market Penetration in Western US

BOISE, ID -- (Marketwire - August 30, 2010) - US Ecology, Inc. (NASDAQ: ECOL) ("the Company") today announced that it has entered into a definitive agreement ("Agreement") with Siemens Water Technologies Corp., to acquire substantially all of the assets of a permitted Treatment, Storage and Disposal facility ("the Facility") located in Vernon, California. The rail served facility, which has been in operation since 1981, principally provides hazardous liquid waste services to the Southern California industrial market. The Facility generated revenue ranging from $9 to $11 million annually over the last several years and has approximately 40 employees.

Under the terms of the Agreement, the Company will purchase substantially all of the assets and assume certain liabilities for $8.65 million using cash on hand. The closing of the acquisition is subject to the transfer of certain regulatory permits, among other things, and is expected to be completed before December 31, 2010. The acquisition is initially expected to be neutral to earnings and accretive thereafter.

"In addition to increasing our service capability, this acquisition provides US Ecology with a physical presence in the largest industrial market on the West Coast which is currently served by our hazardous waste disposal facility in Beatty, Nevada," stated President and Chief Executive Officer Jim Baumgardner. "This acquisition provides us with a well established facility with the ability to offer improved and incremental waste treatment and transportation capabilities to our customers in the region and will also provide a growth platform enabling us to cross-sell services to both new customers and existing customers."

Baumgardner added, "This acquisition conforms to our strategy of acquiring assets that are consistent with our core business, increase our geographic footprint, augment services to existing customers and allow us to attract new customers."

About US Ecology, Inc.
US Ecology, Inc., (formerly known as American Ecology Corporation) through its subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste broker / aggregators. Headquartered in Boise, Idaho, the Company is one of the nation's oldest radioactive and hazardous waste services companies in the United States.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will achieve its 2010 earnings estimates, successfully execute its growth strategy, increase market share, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.'s December 31, 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company's future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, compliance with and changes to applicable laws and regulations, market conditions and production rates for the thermal recycling service at our Texas facility, access to cost effective transportation services, access to insurance and other financial assurances, loss of key personnel, lawsuits, adverse economic conditions including a tightened credit market, the timing or level of government funding or competitive conditions, incidents that could limit or suspend specific operations, our ability to perform under required contracts, our willingness or ability to pay dividends and our ability to integrate the Vernon, California facility or other potential acquisitions. No assurance can be given that the above described acquisition will close or be completed as discussed or contemplated by this press release.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.

Contact:
Alison Ziegler
Cameron Associates
(212) 554-5469
alison@cameronassoc.com
www.usecology.com